UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2022

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective October 24, 2022, Hyperfine, Inc. (the “Company”) believes that Maria Sainz, a current director of the Company and a member of the audit committee of the board of directors of the Company (the “Board”), may no longer be considered an Independent Director as defined in Nasdaq Listing Rule 5605(a)(2).

As a result of Ms. Sainz’s no longer being considered an Independent Director, on October 24, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications staff (the “Nasdaq Staff”) that the Company is not currently in compliance with the Majority Independent Board requirement set forth in Nasdaq Listing Rule 5605(b)(1), since a majority of the directors currently serving on the Board are not Independent Directors as defined in Nasdaq Listing Rule 5605(a)(2), and that the Company is relying on the “Cure Period” set forth in Nasdaq Listing Rule 5605(b)(1)(A) to regain compliance with the Majority Independent Board requirement. The Company is actively searching for a qualified individual to add an independent director, and to remedy such non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	November 14, 2022	By:	/s/ Neela Paykel
Neela Paykel General Counsel, Chief Compliance Officer and Corporate Secretary